Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE
HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

Agreement for Subscription of Debentures

THIS AGREEMENT TO SUBSCRIBE (hereinafter referred to as this “AGREEMENT”) is made this 30th day of December 2020 in Mumbai and entered into:

BY AND BETWEEN:

Lytus Technologies Private Limited, incorporated under the Companies Act, 1956 and having its registered office at A-21, 1st floor, Ghanshyam Industrial Estate, Off. Veera Desai Road, Andheri West Mumbai 400053, (hereinafter referred to as the “Lytus” or “the Company” which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and assigns), of the First Part

AND

XXX, incorporated under the Companies Act, 1956 and having its registered office at XXX, (hereinafter referred to as the “XXX” which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and assigns), of the Other Part.

RECITALS:

A.	The Company is a wholly owned subsidiary of Lytus Technologies Holdings PTV Ltd. whose enterprise valuation is currently estimated at US$ 500 million.

B.	The Company is in need of certain financial assistance and XXX has agreed to provide such funding to the Company

C.	Accordingly, the Company has agreed to allot and issue Secured Non-Convertible Redeemable Debentures to XXX, which has agreed to subscribe for on the terms and conditions set out in this Agreement.

D.	It is agreed and decided by the Board of Directors that on receipt of INR 240,00,00,000, Lytus shall issue Redeemable Debentures in the name of XXX in accordance with all the applicable provisions of the Companies Act, 2013.

E.	The Parties hereby record the terms and conditions of their mutual understandings in respect of this Transaction.

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

NOW THEREFORE THIS AGREEMENT WITNESSETH AND IT IS AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER:

1	INTERPRETATION

In this Agreement, including its Schedules, the headings shall not affect its interpretation and, unless the context otherwise requires:

1.1	Definitions

“Act” means the Companies Act, 2013 of India and any statutory amendment or modification thereto;

“Business Day” means a day on which banks are open for business in India,.

“Initial Completion” means the completion of the subscription for the New Debentures;

“Initial Completion Date” has the meaning set out as issue date and registered date of Debentures;

“XXX Warranties” means the warranties and representations.

“New Debentures” means the Redeemable Debentures to be issued by the Lytus and allotted to the XXX as referred to in Clause 2.1;

“Promoters & Lytus Warranties” means the warranties and representations;

“Regulatory Authority” means, with respect to any entity, any court, department, authority, body, agency, having governmental or regulatory authority or powers or arbitrator having jurisdiction over any of the foregoing;

“Rs.” means Rupees, the lawful currency of India;

“Transaction Documents” means this Agreement, the Debenture Holders Agreement and any documents referred to or contemplated by such agreements and a “Transaction Document” shall mean any of them.

“Warrantors” means the Promoters and the Lytus.

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

1.2	Headings are used for convenience only and shall not affect the interpretation of this Agreement.

1.3	Unless the context specifies otherwise, reference to the singular includes a reference to the plural and vice versa.

1.4	Reference to any person includes any legal or natural person, partnership, firm, trust, government or local authority, department or other body (whether corporate or incorporate).

1.5	Words and expressions defined in the Companies Act, 1956 shall, (unless the context specifies otherwise), have the same meaning in this Agreement.

1.6	Reference to certified copy or certified true copy shall mean in relation to any document or agreement certified by a director or the Lytus secretary of the party concerned as being a true copy thereof.

1.7	Reference to the expression “to the best of a Party’s knowledge and belief” shall be construed to mean that the relevant party has made best possible enquiry in forming such belief.

1.8	References to any enactment are to be construed as referring also to any amendment or re-enactment (whether before or after the date of this Agreement), any previous enactment which such enactment has replaced (with or without amendment) and to any subordinate legislation regulation or order made under it.

1.9	Reference to any statute or regulation made using a commonly used abbreviation, shall be construed as a reference to the short title of the statute or full title of the regulation.

1.10	Words and expressions not defined herein shall have the same meaning as assigned to them under the Business Transfer Agreement.

2.	REDEEMABLE DEBENTURES

2.1	Secured Non-convertible Redeemable Debentures

The Company agrees to issue to XXX on private placement basis and XXX agrees to subscriber to the Company’s proposed issue of Debentures of the nominal value of Rs. 240 crores on the terms and conditions herein set forth and to the extent mentioned hereinbefore and subsequently the company will make the allotment of said Debentures.

Upon the request of the Company, subject to the terms and conditions (including Condition Precedents) set out in this Agreement, XXX shall subscribe to 2,40,00,000 units (two crores and forty lakh units) of Redeemable Debentures of the face value of Rs. 100 each aggregating to a total of Rs. 240,00,00,000 (Rupees Two Forty Crores only) on the terms and conditions recorded hereinafter, in accordance with the Companies Act, 2013 and other regulatory laws as applicable.

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

The aforesaid to-be subscribed number of Debentures shall have the redemption value of INR 345 crores at the end of 12 months, as per the terms as discussed below. The redemption amount shall be paid within the period of 45 days from the above date, unless the Company extends the period for another 4 years, in accordance with the Companies Act, 2013 and other regulatory laws as applicable.

The Debentures together with interest shall be secured by the cash collateral arising from cable service to subscriber base, originally belonging to project companies (initial project companies’ subscriber base).

2.2	Payment of Subscription Moneys

The subscription amount shall be invested in the Company, by way of subscription to the Debentures issued by the Company.

3.	CONDITIONS PRECEDENT

1.	The Company shall call for the subscription on the basis of this agreement through its written confirmation. On receiving the said confirmation, XXX shall subscribe to Debentures of the Company.

2.	XXX is aware of the structure of the Company, its business and its funding requirements. It further understands that there is no personal obligation of the Company, or its management or its promoters, except to the extent of the agreed arrangement.

3.	To pass necessary authority by way of Board Resolutions/Members Resolutions to raise funds through issue of aforesaid Redeemable Debentures, along with the necessary terms.

4.	To comply all other necessary provisions of the Companies Act, 2013 read with the Rules made thereunder.

5.	To obtain keyman insurance and / or such other instrument of key executives within a period of 30 days from subscription of Debentures.

4.	INITIAL COMPLETION

4.1	Date and Place

Initial Completion, whether wholly or in part, shall take place no later than 25 January 2021 or at such other place or on such other date as may be agreed between the parties (the “Initial Completion Date”).

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

4.4	Other terms

1.	Tenure: The tenure of aforesaid Redeemable Debentures shall be 12 months from the date of allotment of said Debentures, with an option to extend the period by another 4 years (aggregate period of 5 years) :-

●	the Debentures shall be redeemed at a value of INR 345 crores, with an assumed principal amount of INR 300 crores and accumulated interest of INR 45 crores) at the end of 12 months from the issue date.

●	The redeemed amount shall be paid within the period of 45 days from the above due date, unless the period is extended for another 4 years, where which the revised redemption value shall be INR 345 crores plus an additional simple interest of 15% per annum on the revised principal amount of INR 300 crores starting from the revised principal date.

2.	Debenture certificate

The Company shall issue Debenture Certificate/s to the Debenture Holder/s after making necessary compliance to the provisions under the applicable the Companies Act, 2013 read with the related rules.

7	OTHER PROVISIONS

7.1	Confidentiality

Each Party agrees with other Party that it shall not and it shall ensure that none of its officers, directors, employees, and agents discloses, to any third party, unless the other Parties shall have in writing consented in advance to such disclosure or unless otherwise as may be required by applicable law and, in such case, only to the extent of such consent or requirement:

(i)	any proprietary information including, inter alia, any information developed wholly or partially in connection with the business and affairs of the Company (including trade secrets and information of commercial value) or for or with the assistance of the Company pursuant to this Agreement;

(ii)	any other information used by the Company in the conduct of its business or affairs, of which the disclosure to or use by any third party might adversely affect the Company’s business or affairs;

(iii)	any financial or other information relating to the Company, which information is not readily available to the public;

(iv)	negotiations with respect to this Agreement or any related document; or

(v)	any communications between any of the parties and all information and other materials supplied to or received by any of them from the others which is either marked “confidential” or is by its nature intended to be for the knowledge of the recipient alone.

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

7.4	Assignment

Except as otherwise expressly provided in this Agreement, neither the XXX, nor the Company may, without the prior written consent of the others, assign the benefit of this Agreement in whole or in part.

7.5	Variation

No variation of this Agreement shall be effective unless in writing and signed by or by a duly authorised representative of either party on behalf of each of the parties to this Agreement.

7.6	Time of the Essence

Any time, date or period referred to in any provision of this Agreement may be extended by mutual agreement between the parties but as regards any time, date or period originally fixed or any time, date or period so extended time shall be of the essence.

7.8	No Partnership or Agency

Nothing in this Agreement shall be deemed to constitute a partnership between the parties hereto nor constitute any party the agent of another party for any purpose.

7.9	Notices

Any demand, notice or other communication (hereinafter in this Clause 7.9 referred to as a “Notice”) to be given in connection with this Agreement shall be in writing and shall be delivered personally or sent by facsimile to the Parties at the following addresses (or at such other address facsimile number or individual for a Party as may be designated by Notice by such Party to the others):

7.9.1	if to the XXX addressed as follows:

For the Attention of: XXX

Email: XXX

7.9.2 If to the Company addressed as follows:

For the Attention of: Jagjit Singh Kohli

Email: jagjit@lytuscorp.com

Any Notice shall be deemed to have been given and received on the day it is actually received.

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

7.10	Severability

The illegality, invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision or part.

7.11	Counterparts

This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, but all the counterparts shall together constitute one and the same instrument.

7.12	Force Majeure

Should any of the Parties to the Agreement be prevented from performing or executing its covenants under the Agreement (the “Covenants”) by force majeure, such as Acts of State, earthquake, typhoon, flood, fire and war, pandemic, and other unforeseen events which are beyond the reasonable control of any such Party and their happening and consequences are unforeseen and unavoidable, the prevented Party shall notify the other Party in writing without any delay, and within 15 days thereafter provide detailed information of the events and a valid document giving the reason for its inability to perform or execute the Covenants or for delay in the performance or execution of all or part of the Covenants or to exempt the Party of any obligation for implementation of the Agreement or to delay the performance or execution of the Covenants, according to the effects of the events thereon. If such events subsist for a period of 6 (six) months from the date of the notice, either Party shall have a right to terminate the Agreement forthwith by giving a written notice to the other Party.

8.	ARBITRATION:

8.1	Any and all disputes or differences arising under this Agreement, including questions as to interpretation thereof, between all or any of the Parties to this Agreement, shall be resolved by reference to arbitration by a sole arbitrator to be mutually appointed by the disputing Parties, as per the Arbitration and Conciliation Act, 1996 as amended or substituted from time to time.

8.2.	The venue for arbitration shall be Mumbai and no other place.

8.3.	The language of the arbitration shall be English.

8.4.	The award rendered by the Arbitrator shall be in writing and shall set out the reasons for the arbitrator’s decision. The award shall allocate or apportion the costs of the arbitration as the arbitrator deems fair.

8.5.	The Parties agree that the arbitration award shall be final and binding on the Parties.

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX

9.	GOVERNING LAW:

9.1	This Agreement shall be governed by the laws of India.

9.2	Subject to arbitration in accordance with Clause 8, the courts in Mumbai shall have exclusive jurisdiction in respect of any and all disputes or differences arising, at any given point in time, under this Agreement.

IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN SIGNED BY ALL THE PARTIES AS OF THE DATE FIRST HEREINABOVE WRITTEN.

SIGNED SEALED AND DELIVERED

by the withinnamed “Lytus”

Through the hands of its Authorised Representative

For Lytus Technologies Private Limited

Through the hands of its Authorised Representative

Name:	/s/ Jagjit Singh Kohli
Date:	30 December 2020

in the presence of witness:

1)	Name: ___________________________

2)	Name: ___________________________

SIGNED SEALED AND DELIVERED

by the withinnamed “XXX”

XXX

Through the hands of its Authorised Representative

Name:	/s/ XXX
Date:	30 December 2020

in the presence of witness:

1)	Name: _____________________________

2)	Name: _____________________________

LYTUS TECHNOLOGIES PRIVATE LIMITED	XXX